EXHIBIT 23.4

                       Consent of Independent Accountants

         We consent to incorporation by reference in this Registration Statement on Form S-8 for NTELOS Inc. (regarding its Employee Stock Purchase Plan) of our report dated February 19, 1999 to the consolidated financial statements of R&B Communications, Inc. and subsidiaries.

/s/ Phibbs, Burkholder, Geisert and Huffman, LLP

Harrisonburg, VA
January 24, 2001